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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                             SOVEREIGN BANCORP, INC
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Pennsylvania                                               23-2453088
-----------------------                                      ---------------
(State of Incorporation                                     (I.R.S. Employer
   or organization)                                        Identification No.)


   2000 Market Street
Philadelphia, Pennsylvania                                         19103
--------------------------                                      ----------
 (Address of principal                                          (Zip Code)
  executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
       to be so registered                     each class is to be registered

              None                                      Not Applicable
       -------------------                      -----------------------------


        Securities to be registered pursuant to section 12(g) of the Act:

                                      Units
                                ----------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Units, is incorporated herein by reference to "Description of the Units" set forth on pages S-127 to S-131 of Registrant's Prospectus Supplement, dated November 8, 1999, as filed with the Commission on November 12, 1999.

Item 2.  Exhibits.

2.1      Specimen of Unit.

2.2 Specimen of Trust Preferred Security (Incorporated herein by reference to Exhibit A to Exhibit 2.1 of this Form 8-A).

2.3 Specimen of Warrant (Incorporated herein by reference to Exhibit B to Exhibit 2.1 of this Form 8-A).

2.4 Articles of Incorporation of Sovereign Bancorp, (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement No. 333-86961 on Form S-3 filed with the Commission on September 13, 1999).

2.5      Bylaws of Sovereign Bancorp, Inc. (Incorporated herein by reference to
         Exhibit 3.2 to Sovereign Bancorp's Annual Report on Form 10-K for the year ended December 31, 1998).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          SOVEREIGN BANCORP, INC.
                                          (Registrant)


Date:  November 12, 1999                  By: /s/ Lawrence M. Thompson, Jr.
                                              -----------------------------
                                              Lawrence M. Thompson, Jr.
                                              Chief Administrative Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION

2.1               Specimen of Unit.